EXHIBIT 10.35

Fourth Amendment to Credit Agreement

This Fourth Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of March __, 2014, but effective as of December 31, 2013, by and among Pioneer Power Solutions, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Domestic Subsidiaries of the Borrower, as Guarantors, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (the “Bank”).

Preliminary Statements

A.           The Borrower, the Guarantors and the Bank entered into a certain Credit Agreement, dated as of June 28, 2013 (the Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.           The Borrower has requested that the Bank make certain amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.          Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.          Section 8.5(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)          as soon as available, and in any event no later than 120 days after the last day of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Loan Parties and their Non-Canadian Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of the Loan Parties and their Non-Canadian Subsidiaries for the fiscal year then ended, and accompanying notes thereto and a supplemental informational section that contains consolidating financial statements for the fiscal year then ended, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by a review report (or, if requested by the Bank by no later than September 15th each year, an unqualified opinion) of Richter LLP or another firm of independent public accountants of recognized standing, selected by the Borrower and reasonably satisfactory to the Bank, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Loan Parties and Non-Canadian Subsidiaries of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended;

1.2.          Section 8.5(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(l)          with each of the financial statements delivered pursuant to subsections (b) and (c) above, a written certificate in the form attached hereto as Exhibit E signed by a Financial Officer of the Borrower to the effect that to the best of such officer’s knowledge and belief no Event of Default has occurred during the period covered by such statements or any Default exists or, if any such Event of Default has occurred during such period or Default exists, setting forth a description of such Default and specifying the action, if any, taken by the relevant Loan Party or its Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.23 (Financial Covenants) and Section 8.26 (Consolidated Financial Calculations), as applicable;

1.3.          Section 8.23 of the Credit Agreement shall be amended by adding a new subsection (e) to read in its entirety as follows:

(e)          Special Provision Regarding Financial Covenants. Notwithstanding the foregoing, if both (x) pursuant to Section 8.26(a), the calculated Total Leverage Ratio is less than or equal to 2.75 to 1.00 and (y) pursuant to Section 8.26(b), the calculated Fixed Charge Coverage Ratio is greater than or equal to 1.25 to 1.00, then the Loan Parties and their Non-Canadian Subsidiaries shall not be required to comply with the financial covenants set forth in Section 8.23(a), (b) and (c) or deliver such financial covenant calculations pursuant to Section 8.5(l).

1.4.          Section 8 of the Credit Agreement shall be amended by adding a new Section 8.26 to read in its entirety as follows:

Section 8.26.   Consolidated Financial Calculations. (a) Total Leverage Ratio. As of the last day of the first three fiscal quarters of each fiscal year of the Borrower and as of the last day of each fiscal year of the Borrower, the Borrower shall calculate for the Loan Parties and their Subsidiaries the Total Leverage Ratio (calculated as if the definition of Total Leverage Ratio and related definitions referred to the Loan Parties and their Subsidiaries instead of the Loan Parties and their Non-Canadian Subsidiaries).

(b) Fixed Charge Coverage Ratio. As of the last day of the first three fiscal quarters of each fiscal year of the Borrower and as of the last day of each fiscal year of the Borrower, the Borrower shall calculate for the Loan Parties and their Subsidiaries the Fixed Charge Coverage Ratio (calculated as if the definition of Fixed Charge Coverage Ratio and related definitions referred to the Loan Parties and their Subsidiaries instead of the Loan Parties and their Non-Canadian Subsidiaries).

1.5.          Exhibit E of the Credit Agreement is hereby deleted and replaced with Exhibit E attached hereto.

Section 2.          Conditions Precedent.

Subject to the satisfaction of all of the following conditions precedent, the Amendment shall be effective as of December 31, 2013:

2.1.          The Borrower, the Guarantors and the Bank shall have executed and delivered this Amendment.

2.2.          The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

2.3.          Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

Section 3.          Representations.

In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof (a)  the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.          Miscellaneous.

4.1.          The Borrower and the Guarantors heretofore executed and delivered to the Bank the Security Agreement and certain other Collateral Documents. The Borrower and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower and Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.          Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.          The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Bank.

4.4.          This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Signature Page to Follow]

This Fourth Amendment to Credit Agreement is entered into as of the date and year first above written.

“Borrower”

Pioneer Power Solutions, Inc.

By	/s/ Andrew Minkow
Name Andrew Minkow
Title Chief Financial Officer

“Guarantors”

Jefferson Electric, Inc.

By	/s/ Andrew Minkow
Name Andrew Minkow
Title Chief Financial Officer

Pioneer Critical Power Inc.

By	/s/ Andrew Minkow
Name Andrew Minkow
Title Chief Financial Officer

Pioneer Custom Electrical Products Corp.

By	/s/ Andrew Minkow
Name Andrew Minkow
Title Chief Financial Officer

Accepted and agreed to.

Bank of Montreal, acting through its Chicago Branch

By	/s/ Joseph W. Linder
Name Joseph W. Linder
Title Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

Exhibit E

Pioneer Power Solutions, Inc.

Compliance Certificate

To:	Bank of Montreal, as lender under the Credit Agreement described below

This Compliance Certificate is furnished to the Bank pursuant to that certain Credit Agreement dated as of June 28, 2013, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.          I am the duly elected __________________________ of Pioneer Power Solutions, Inc.;

2.          I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.          The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.          The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.          The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

Pioneer Power Solutions, Inc.

By
Name
Title

Schedule I

to Compliance Certificate

Pioneer Power Solutions, Inc.

Compliance Calculations

for Credit Agreement dated as of June 28, 2013

Calculations as of _____________, _______

Consolidated Financial Calculations (Section 8.26)

A. Total Leverage Ratio for the Loan Parties and their Subsidiaries (Section 8.26(a))

1. Funded Debt (per definition but modified)	$

2. Net Income for past 4 quarters	$

3. Interest Expense for past 4 quarters	$

4. Federal, state and local income taxes for past 4 quarters	$

5. Depreciation and amortization for past 4 quarters	$

6. Extraordinary fees or expenses for past 4 quarters	$

7. Sum of Lines A2-A6 (EBITDA)	$

8. Adjustments per definition of Adjusted EBITDA	$

9. Sum of Line A7 and A8 (Adjusted EBITDA)	$

10. Ratio of Line A1 to Line A9		____:1.00

11. Threshold limit pursuant to Section 8.23(e)(x)		2.75:1.00

12. Is Line A10 less than or equal to A11 (circle yes or no)		yes/no

B. Fixed Charge Coverage Ratio for the Loan Parties and their Subsidiaries (Section 8.26(b))

1. Adjusted EBITDA (Line A9)	$

2 Unfinanced Capital Expenditures for past 4 quarters	$

3. Cash taxes for past 4 quarters	$

4. Restricted Payments paid in cash for past 4 quarters	$

5. Line B1 minus the sum of Lines B2-B4	$

6. Scheduled principal payments for past 4 quarters	$

7. Interest Expense for past 4 quarters	$

8. Sum of Lines B6 and B7 (Fixed Charges)	$

9. Ratio of Line B5 to Line B8		____:1.00

10. Threshold limit pursuant to Section 8.23(e)(y)		1.25:1.00

11. Is Line B9 greater than or equal to B10 (circle yes or no)		yes/no

C. Calculation of Financial Covenants Pursuant to Section 8.23(a), (b) and (c)

1. If either of Line A12 or B11 is “no”, then the financial covenants set forth below must be calculated

Financial Covenants (Section 8.23)

A. Total Leverage Ratio for the Loan Parties and their Non-Canadian Subsidiaries (Section 8.23(a))

1. Funded Debt (per definition)	$

2. Net Income for past 4 quarters	$

3. Interest Expense for past 4 quarters	$

4. Federal, state and local income taxes for past 4 quarters	$

5. Depreciation and amortization for past 4 quarters	$

6. Extraordinary fees or expenses for past 4 quarters	$

7. Sum of Lines A2-A6 (EBITDA)	$

8. Adjustments per definition of Adjusted EBITDA	$

9. Sum of Lines A7 and A8 (Adjusted EBITDA)	$

10. Ratio of Line A1 to Line A9		____:1.0

11. Line A10 Ratio shall not exceed		____:1.0

12. The Borrower is in compliance? (circle yes or no)		yes/no

B. Funded Debt to Capitalization Ratio for the Loan Parties and their Non-Canadian Subsidiaries (Section 8.23(b))

1. Funded Debt (Line A1)	$

2. Net Worth	$

3. Sum of Lines B1 and B2 (Total Capitalization)	$

4. Ratio of Line B1 to Line B3		____:1.0

5. Line B4 Ratio shall not exceed		0.50:1.0

6. The Borrower is in compliance? (circle yes or no)		yes/no

C. Fixed Charge Coverage Ratio for the Loan Parties and their Non-Canadian Subsidiaries (Section 8.23(c))

1. Adjusted EBITDA for past 4 quarters (Line A9)	$

2. Unfinanced Capital Expenditures for past 4 quarters	$

3. Cash taxes for past 4 quarters	$

4. Restricted Payments paid in cash for past 4 quarters	$

5. Line C1 minus the sum of Lines C2-C4	$

6. Scheduled principal payments for past 4 quarters	$

7. Interest Expense for past 4 quarters	$

8. Sum of Lines C6 and C7 (Fixed Charges)	$

9. Ratio of Line C5 to Line C8		____:1.0

10. Line C9 Ratio shall not be less than		____:1.0

11. The Borrower is in compliance? (circle yes or no)		yes/no

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